UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 14, 2008

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	1-9148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On November 14, 2008, the Board of Directors of The Brink's Company (the “Company”) appointed James R. Barker and Thomas R. Hudson Jr. to the Audit and Ethics Committee.  As planned, the appointments of Messrs. Barker and Hudson to the Audit and Ethics Committee occurred at the first meeting of the Board of Directors following the completion of the spin-off by the Company of Brink's Home Security Holdings, Inc. and following the resignations from the Board of Directors of John S. Brinzo and Lawrence J. Mosner on October 31, 2008 in connection with the spin-off, which resignations reduced the size of the Audit and Ethics Committee below three members.  These appointments allow the Company to remain compliant with Section 303A.07(a) of the New York Stock Exchange (“NYSE”) Listing Manual, which requires the Audit and Ethics Committee to maintain three members. The Company received written notice from the NYSE on November 10, 2008 indicating that the Audit and Ethics Committee did not contain three members at that time.

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On November 14, 2008, the Company’s Board of Directors appointed Michael J. Herling as a director of the Company, effective as of the next regularly scheduled meeting of the Company’s Board of Directors.  Mr. Herling will be eligible to participate in the non-employee director compensation arrangements described in the Company’s 2008 proxy statement.

Item 5.03.         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2008, the Board of Directors amended Article VI of the Bylaws of the Company to reflect changes to the committee structure of the Board of Directors.  The amended and restated Bylaws are furnished as Exhibit 3(ii) hereto.

On November 14, 2008, the Board of Directors approved an amendment to Article V of the Bylaws of the Company to increase the number of persons serving on the Board of Directors.  This amendment will become effective immediately before the next regularly scheduled meeting of the Company's Board of Directors.

Item 8.01.         Other Events.

On November 14, 2008, the Company’s Board of Directors affirmatively determined that Robert J. Strang is independent under the listing standards of the NYSE and the independence determination guidelines described in the Company’s Corporate Governance Policies.

On November 14, 2008, the Company’s Board of Directors affirmatively determined that James R. Barker and Thomas R. Hudson Jr. both met the heightened independence standards for audit committee members under the Securities and Exchange Commission (“SEC”) and NYSE regulations and that both individuals were “Financial Experts,” as such term has been defined by the SEC.

On November 14, 2008, the Company issued a press release announcing the sale of certain coal assets to Massey Energy Company for $9.4 million in cash and the buyer’s assumption of approximately $5 million in related leasehold and reclamation liabilities.  In addition, the press release described the Company’s share repurchase program.  This release is furnished as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)           Exhibits

3(ii)	Bylaws of The Brink’s Company, as amended and restated, effective November 14, 2008.

99.1	Press Release, dated November 14, 2008, issued by The Brink’s Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: November 14, 2008	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT                                                      DESCRIPTION

3(ii)	Bylaws of The Brink’s Company, as amended and restated, effective November 14, 2008.

99.1	Press Release, dated November 14, 2008, issued by The Brink’s Company.

3